UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On July 20, 2006, First Bancshares, Inc. (“Company”), the holding company for First Home Savings Bank (“Bank”), announced that the Bank determined that there had been adverse developments with respect to certain loans in the Bank’s portfolio.  The determination was made following a standard internal review of the Bank’s major loan credits.  As a result of the review, the Company determined that it would increase its allowance of loan losses by $407,000 for the quarter ended June 30, 2006.  In addition, during the same period, the Bank recorded a $234,000 loss on land owned for future expansion and a $161,000 loss on sales of securities.  The additional allowance and losses on the land and sales of securities will result in a decrease in the Company’s earnings of $506,000 on an after tax basis for the quarter ended June 30, 2006. For further information see the Company’s press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1

News Release of First Bancshares, Inc. dated July 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20,2006

FIRST BANCSHARES, INC.

/s/ James W. Duncan

James W. Duncan

President and Chief Executive Officer

Exhibit 99.1

News Release Dated July 20, 2006

**FOR IMMEDIATE RELEASE**

FIRST BANCSHARES, INC.

REPORTS INCREASE IN RESERVES AND LOSS ON LAND

Mountain Grove, Missouri (July 20, 2006) – First Bancshares, Inc. (Nasdaq GM - FstBksh: “FBSI”) (the “Company”), the parent company of First Home Savings Bank, Mountain Grove, Missouri (“Bank”), today announced that it would increase its allowance for loan losses by $407,000 for the quarter ended June 30, 2006.  The increase is in connection with a standard internal review by the Bank of major loan credits in its loan portfolio. New information was obtained on two borrowers which resulted in a concern over the ability to repay certain outstanding loans as well as the value of collateral securing these loans.

Also during the quarter ended June 30, 2006, the Bank recorded a $235,000 loss on land owned for future expansion.  The expense was to write down the original purchase price and capitalized development costs to market value based on a third party appraisal.

In order to better position earnings on investment securities, the Bank sold $7.0 million of securities at a loss of $161,000.  The proceeds will be reinvested in higher yielding investments.

As a result of the above items, the Company’s earnings for the quarter ended June 30, 2006 will be reduced by $506,000 on an after tax basis for the quarter.

First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills, Rockaway Beach and Springfield, Missouri.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995(“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, developments with respect to the impaired loans.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, changes in credit and other risks posed by the Company’s loan portfolio and the value of real property held by the Company and its subsidiaries.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact James W. Duncan at (417) 926-5151.